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                                                                Exhibit 10.26

                        COLLABORATIVE RESEARCH AGREEMENT

THIS COLLABORATIVE RESEARCH AGREEMENT is entered into as of the Effective Date by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer"), and MICROCIDE PHARMACEUTICALS, INC. and its Affiliates ("Microcide"), a California corporation, having an office at 850 Maude Avenue, Mountain View, CA 94043.

WHEREAS, Microcide has expertise in genetic approaches to the problem of antibacterial resistance; and

WHEREAS, Microcide has filed the patent applications described in Exhibit A attached to and made part of this Agreement; and

WHEREAS, the parties plan to seek patent protection for all Products which make up the subject matter of this Agreement and the License Agreement; and

WHEREAS, the parties will also execute a License and Royalty Agreement with respect to the commercialization of the subject matter of this Agreement on the same date that this Agreement is executed; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing with respect to such agents;

NOW, THEREFORE, the parties agree as follows:

1. Definitions.

Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified. The capitalized terms used in this Agreement and not defined elsewhere in it or in this Section 1 shall have the meanings specified in the License and Royalty Agreement (the "License Agreement").

       1.1 "Affiliate" means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Microcide; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Microcide or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Microcide.

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       1.2 "Annual Commitment" means the maximum amount to be paid to Microcide by Pfizer to fund the Research Program for any Commitment Year.

       1.3 "Annual Research Plan" means the written plan describing the research, development and manning in the Area to be carried out during each Commitment Year by Pfizer and Microcide pursuant to this Agreement. Each Annual Research Plan will be developed and agreed to by Microcide and Pfizer and attached to and made a part of this Agreement as Exhibit B.

       1.4 "Research Program" is the collaborative research program in the Area conducted by Pfizer and Microcide pursuant to the Annual Research Plans in effect during the Contract Period attached to and made part of this Agreement as Exhibit C.

       1.5 "Effective Date" is January 13, 1999.

       1.6 "Contract Period" means the period beginning on the Effective Date and ending on January 31, 2002, unless earlier terminated.

       1.7 "Commitment Year" means a twelve-month period commencing on each anniversary of the Effective Date.

       1.8 [*]

       1.9 "Technology" means and includes all materials, technology, technical information, know-how, expertise and trade secrets within the Area.

       1.10 "Microcide Technology" means Technology:

       (a) developed by employees of or consultants to Microcide prior to the Effective Date; or

       (b) acquired by purchase, license, assignment or other means from third parties by Microcide prior to the Effective Date.

       1.11 "Joint Technology" means Technology:

       (a) developed by employees of or consultants to Pfizer or Microcide solely or jointly with each other during the Contract Period in connection with the performance of the Research Program; or

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      (b) acquired by purchase, license, assignment or other means from third parties by Microcide or Pfizer during the Contract Period for use in the performance of the Research Program.

      1.12 "Pfizer Technology" means Technology:

      (a) developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date or during the Contract Period in the course of activities not described in an Annual Research Plan; or

      (b) acquired by purchase, license, assignment or by other means from third parties by Pfizer prior to the Effective Date and so designated pursuant to
Section 7.

      (c) unless otherwise specifically set forth in this Agreement, Pfizer Technology does not include Pfizer Compounds.

      1.13 "Pfizer Compounds" means compounds included in Pfizer's compound library on the Effective Date of this Agreement no matter how acquired.

      1.14 "Microcide Compounds" means compounds included in Microcide's compound library on the Effective Date of this Agreement no matter how acquired.

      1.15 "Microcide Confidential Information" means all information about any element of the Microcide or Joint Technology which is disclosed by Microcide to Pfizer and designated "Confidential" in writing by Microcide at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to Pfizer is not (i) known to Pfizer as of the date of disclosure to Pfizer as shown by its prior written records, other than by virtue of a prior confidential disclosure to Pfizer by Microcide; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Microcide.

      1.16 "Pfizer Confidential Information" means all information about any element of Pfizer or Joint Technology which is disclosed by Pfizer to Microcide and designated "Confidential" in writing by Pfizer at the time of disclosure to Microcide to the extent that such information is not (i) known to Microcide as of the date of disclosure to Microcide as shown by its prior written records, other than by virtue of a prior confidential disclosure to Microcide by Pfizer; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Microcide; or
(iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

       1.17 "Patent Rights" shall mean:

            (a) The patents and patent applications listed in Exhibit A, and patents issuing on them, including any division, continuation, continuation-in-part, renewal,

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extension, reexamination, reissue or foreign counterpart of such patents and patent applications; and

              (b) all patents and patent applications claiming inventions within the Pfizer Technology, Microcide Technology and Joint Technology, whether domestic or foreign, including all continuations, continuations-in part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

      1.18 "Product" means a drug the manufacture, use, offer for sale, sale or import of which would infringe Patent Rights.

      1.19 "License Agreement" means the License and Royalty Agreement attached hereto and executed simultaneously herewith.

2.    Collaborative Research Program.

      2.1 Purpose. Microcide and Pfizer shall conduct the Research Program throughout the Contract Period. The objective of the Research Program is to discover, develop and patent Products.

      2.2 Annual Research Plan. The Annual Research Plan for the first Commitment Year is described in the attached Exhibit B. For each Commitment Year after the first, the Annual Research Plan shall be prepared by the Research Committee for submission to and approval by Pfizer and Microcide no later than ninety (90) days before the end of the prior Commitment Year. Each new Annual Research Plan for each succeeding Commitment Year shall be appended to Exhibit B and made part of this Agreement.

      2.3 Exclusivity. Microcide agrees that during the Contract Period neither it nor any of its Affiliates shall conduct research or sponsor any other research in the Area, or engage in any such research sponsored by any third party, without the prior written consent of Pfizer.

      2.4 Research Committee.

              2.4.1 Purpose. Pfizer and Microcide shall establish a Research Committee (the "Research Committee"):

                  (a) to review and evaluate progress under each Annual Research Plan;

                  (b) to prepare the Annual Research Plan including Product candidate nomination criteria for each Commitment Year; and




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                  (c) to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program. (This function shall survive the termination of this Agreement.)

              2.4.2 Membership. Pfizer and Microcide each shall appoint, in its sole discretion, three members to the Research Committee. Substitutes may be appointed at any time.

       The members initially shall be:

       Pfizer Appointees:          Anthony P. Ricketts, Ph.D.
                                   Shigeru F. Hayashi, Ph.D.
                                   Maryanne Murray, Ph.D.

       Microcide Appointees:       Donald P. Biek, Ph.D.
                                   George H. Miller, Jr., Ph.D.
                                   Molly Schmid, Ph.D.

              2.4.3 Chair. The Research Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Microcide.

              2.4.4 Meetings. The Research Committee shall meet at least quarterly, at places and on dates selected by each party in turn.

Representatives of Pfizer or Microcide or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either party.

              2.4.5 Minutes. The Research Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

              2.4.6 Decisions. All decisions of the Research Committee shall be made by agreement of the members.

              2.4.7 Expenses. Pfizer and Microcide shall each bear all expenses of their respective members related to their participation on the Research Committee.

       2.5    Reports and Materials.

              2.5.1 Reports. During the Contract Period, Pfizer and Microcide each shall furnish to the Research Committee:
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                  (a) summary written reports within fifteen (15) days after the end of each three-month period commencing on the Effective Date, describing its progress under the Annual Research Plan; and

                  (b) comprehensive written reports within thirty (30) days after the end of each Commitment Year, describing in detail the work accomplished by it under the Annual Research Plan during the Commitment Year and discussing and evaluating the results of such work.

              2.5.2 Materials. Subject to any contractual obligations to third parties, Microcide and Pfizer shall, during the Contract Period, as a matter of course as described in the Annual Research Plan, or upon each other's written or oral request, furnish to each other, without additional charge or cost, samples of biochemical, biological or synthetic chemical materials which are part of Pfizer Technology, Microcide Technology or Joint Technology and which are necessary for each party to carry out its responsibilities under the Annual Research Plan.

       2.6 Laboratory Facilities and Personnel. Microcide shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Microcide in carrying out the Research Program. Subject to the approval of the Research Committee and the prospective host laboratory, employees of both Pfizer and Microcide may be assigned to work in the other's laboratory in numbers and at times deemed reasonable by the host laboratory.

       2.7 Diligent Efforts. Pfizer and Microcide each shall use reasonably diligent efforts to achieve the objectives of the Research Program.

       2.8 HUMAN HEALTH. Section 1.8 to the contrary notwithstanding, Pfizer shall have the right to develop Products that can be used for the treatment of bacterial diseases in humans. If Pfizer decides to develop a Product for use in humans, the terms and conditions of the License and Royalty Agreement between the parties to this Agreement, dated March 1, 1996, shall apply.

3.    Funding the Research Program and Other Payments.

      3.1 The Annual Commitment for each Commitment Year is as follows:

            Commitment Year                          Annual Commitment
            ---------------                          -----------------
                  1                                      $630,000.00
                  2                                      $630,000.00
                  3                                      $630,000.00

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       3.2 Payments by Pfizer to cover Microcide's total, full-time employees devoted to the Research Program shall not exceed the Annual Commitment in any Commitment Year. Such payments shall be used by Microcide to perform the Research Program.

              3.2.1 [*]

              3.2.2 Each payment shall be paid by Pfizer in U.S. currency by wire transfer to an account designated by Microcide or by other mutually acceptable means on the first day of the quarter.

              3.2.3 Microcide shall keep for three (3) years from the conclusion of each Commitment Year complete and accurate records of its expenditures of payments received by it. The records shall conform to good accounting principles as applied to a similar company similarly situated. Pfizer shall have the right at its own expense during the term of this Agreement and during the subsequent three-year period to appoint an independent certified public accountant reasonably acceptable to Microcide to inspect said records for the sole purpose of verifying the accuracy of such expenditures, pursuant to each Annual Research Plan. Upon reasonable notice by Pfizer, Microcide shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept. This right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time. All information concerning such expenditures, and all information learned in the course of any audit or inspection, shall be deemed to be Microcide Confidential Information. The failure of Pfizer to request verification of any expenditures before or during the three-year period shall be considered acceptance by Pfizer of the accuracy of such expenditures, and Microcide shall have no obligation to maintain any records pertaining to such report or statement beyond such three-year period. The results of such inspection, if any, shall be binding on the parties.


4.    Treatment of Confidential Information.

      4.1 Confidentiality.

              4.1.1 Pfizer and Microcide each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of the License Agreement, the obligations set forth in Section 4.3 and the

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publication rights set forth in Section 4.2, Pfizer and Microcide each agree that during the term of this Agreement and for five (5) years thereafter, it will keep confidential all Microcide Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Microcide nor any of their respective Affiliates shall use such Confidential Information of the other party except as expressly permitted in this Agreement.

              4.1.2 Pfizer and Microcide each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement. Pfizer and Microcide each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party except to the extent necessary to exercise its rights pursuant to this Agreement or to comply with applicable law. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the sole purpose of determining a party's continuing obligations pursuant to this Agreement.

              4.1.3 Microcide and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Pfizer Technology, Microcide Technology or Joint Technology and Pfizer Confidential Information and Microcide Confidential Information are bound by agreement to maintain such Confidential Information in confidence.

       4.2 Publication. Notwithstanding any matter set forth in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by Microcide's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and Microcide's managements' written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within fourteen (14) days for a transcript of an oral presentation to be given at a scientific meeting.

       4.3 Publicity. Except as required by law (including disclosure required by applicable federal securities regulations), neither party may disclose the terms of this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, upon execution of this Agreement, the parties will issue a press release with respect to its contents; and, further provided, that copies of this Agreement may be disclosed in confidence by Microcide to prospective investors, banks and other sources of financing.

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       4.4 Disclosure of Inventions. Each party shall promptly inform the other about all inventions in the Area that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

       4.5 Restrictions on Transferring Materials.

              (a) Pfizer and Microcide recognize that the biological, synthetic chemical and biochemical materials which are part of Pfizer Technology, Microcide Technology or Joint Technology, represent valuable commercial assets. Therefore, throughout the Contract Period and for three (3) years thereafter, Microcide and Pfizer agree not to transfer the materials included in Joint Technology and, in the case of Pfizer, the materials included in Microcide Technology and, in the case of Microcide, the materials included in Pfizer Technology to any third party unless (i) prior written consent for any such transfer is obtained from the other party to this Agreement, or (ii) such transfer is pursuant to a subcontract for work related to the Research Program and such subcontractor is obligated to hold such materials in confidence, or
(iii) with respect to Joint Technology only, Sections 4.5(b) or 5.2(c) below becomes effective.

              (b) [*]

5. Intellectual Property Rights. The following provisions relate to rights in the intellectual property developed by Microcide or Pfizer, or both, during the course of carrying out the Research Program.

       5.1 Ownership. All Microcide Confidential Information and Microcide Technology shall be owned by Microcide. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Joint Technology shall be owned jointly by Microcide and Pfizer. All Patent Rights claiming Microcide Technology only shall be owned by Microcide. All Patent Rights claiming Pfizer Technology only shall be owned by Pfizer. All Patent Rights claiming Joint Technology shall be jointly owned by Microcide and Pfizer.

       5.2 Grants of Research and Post-Agreement Licenses.

              (a) Microcide and Pfizer each hereby grants to the other a nonexclusive, worldwide, royalty-free license or sublicense, as the case may be, including the right to grant sublicenses to Affiliates, to make and use Confidential Information, Technology


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and Patent Rights during the Contract Period solely for the performance of the
Research Program.

              (b) [*]

              (c) [*]

      5.3   "High Throughput Screening"

              (a) Pfizer Compounds include compounds which are already in development, furnished to Pfizer under confidentiality agreement, otherwise subject to the rights of third parties, or confidential to Pfizer for other business and scientific reasons. Accordingly, if Pfizer or Microcide perform high throughput screening with respect to Pfizer Compounds, no Pfizer Compound, whether active in such screen or not, will be Pfizer Technology, Microcide Technology or Joint Technology and Microcide will acquire no rights in any such Pfizer Compound until Pfizer designates one or more of such screened compounds part of Pfizer Technology and Pfizer shall have no right to use information derived from the screening of such Pfizer Compounds in order to develop antibiotic products outside of this Agreement. If Pfizer does designate a Pfizer Compound as Pfizer Technology, then the information derived from the screening of the designated Pfizer Compound shall be Joint Technology.

            (b) Microcide Compounds include compounds which are already in development, furnished to Microcide under confidentiality agreement, otherwise subject to the rights of third parties, or confidential to Microcide for other business and scientific reasons. Accordingly, if Microcide or Pfizer perform high throughput screening with respect to Microcide Compounds, no Microcide Compound, whether active in such screen or not, will be Microcide Technology, Pfizer Technology or Joint Technology and Pfizer will acquire no rights in any such Microcide Compound until Microcide designates one or more of such screened compounds part of Microcide Technology and Microcide shall have no right to use information derived from the screening of such Microcide Compounds in order to develop antibiotic products outside of this Agreement. If Microcide does designate a Microcide Compound as Microcide Technology, then the

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information derived from the screening of the designated Microcide Compound shall be Joint Technology.

6. Provisions Concerning the Filing, Prosecution and Maintenance of Patent Rights. The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement:

       6.1 Filing, Prosecution and Maintenance by Microcide. With respect to Patent Rights in which Microcide employees or consultants, alone or together with Pfizer employees or consultants, are named as inventors, Microcide shall have the exclusive right and obligation:

              (a) to file applications for letters patent; provided, however, that Microcide shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Microcide file such applications; and, further provided, that Microcide, at its option and expense, may file in countries where Pfizer does not request that Microcide file such applications;

              (b) to take all reasonable steps to prosecute all pending and new patent applications included within Patent Rights;

              (c) to respond to oppositions, nullity actions, reexaminations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

              (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and

              (e) to cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Patent Rights.

       Microcide shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

              6.1.1 Copies of Documents. Microcide shall provide to Pfizer copies of all patent applications that are part of Patent Rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel and for the inclusion of all reasonable claims suggested by such counsel. Microcide shall also provide to Pfizer
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copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every six (6) months a report detailing their status. Pfizer shall provide to Microcide every six (6) months a report detailing the status of all patent applications that are part of Pfizer Patent Rights.

              6.1.2 Reimbursement of Costs for Filing Prosecuting and Maintaining Patent Rights. Within thirty (30) days of receipt of invoices from Microcide, Pfizer shall reimburse Microcide for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to Funding Payments. However, Pfizer may, upon sixty (60) days notice, request that Microcide discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Microcide for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Microcide shall pay all costs in those countries in which Pfizer does not request that Microcide file, prosecute or maintain patent applications and patents, but in which Microcide, at its option, elects to do so.

              6.1.3 Pfizer shall have the right to file on behalf of and as an agent for Microcide all applications and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts for Patent Rights described in this Section 6.1 licensed to Pfizer. Microcide agrees, to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

       6.2 Filing, Prosecution and Maintenance by Pfizer. With respect to Patent Rights in which Pfizer employees or consultants alone are named as inventors, Pfizer shall have those rights and duties ascribed to Microcide in Section 6.1; provided however, that Microcide shall have no obligation to reimburse Pfizer for the payment of any expenses incurred in connection with the Pfizer Patent Rights.

       6.3 Disclaimer. Neither party may disclaim a claim within Patent Rights without the consent of the other.

7. Acquisition of Rights from Third Parties. During the Contract Period, Microcide and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology, patents or information which may be useful in or may relate to the Research Program. In each case, Pfizer and Microcide shall decide if such rights should be acquired in connection with the Research Program and, if so, whether by Microcide, Pfizer or both. If acquired such rights shall become part of the Confidential Information, Technology or Patent Rights, whichever is appropriate, of the acquiring party or Joint Technology, as the case may be.

8. Other Agreements. Concurrently with the execution of this Agreement, Microcide and Pfizer shall enter into the License Agreement appended to and made part of this Agreement. This Agreement, the License Agreement and the Confidentiality Agreement dated 01/13/99 between the parties are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.

9.     Term, Termination and Disengagement.

       9.1 Term. Unless sooner terminated or extended, the Contract Period and this Agreement shall expire on January 31, 2002.

       9.2 Events of Termination. The following events shall constitute events of termination ("Events of Termination"):

              (a) any written representation or warranty by Microcide or Pfizer, or any of their respective officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made and concerning which the declaring party knew or should have known the correct version.

              (b) Microcide or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for sixty (60) days after written notice to the failing party.

       9.3 Termination.

              9.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by thirty (30) days notice to the other party, terminate this Agreement.

              9.3.2 If Pfizer terminates this Agreement pursuant to Section 9.3.1, the License Agreement shall continue according to its terms. If Microcide terminates this Agreement pursuant to Section 9.3.1, the License Agreement shall terminate immediately.

       9.4 Termination by Pfizer.

              9.4.1 After this Agreement has been in effect for a period of eighteen (18) months, Pfizer may terminate this Agreement, with or without cause, with six (6) months notice to Microcide (such termination shall not be effective until twenty-four (24) months after the Effective Date). If Pfizer terminates this Agreement pursuant to this Section, it will make the payments which would otherwise have been due for such six (6) month

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period; provided, however, that such termination shall not terminate Pfizer's right and obligations pursuant to the License Agreement.

       9.5 Termination of this Agreement by either party, with or without cause, will not terminate such portions of the Research Licenses granted pursuant to
Section 5.2(b) which by their terms extend beyond termination of this Agreement.

       9.6 Termination of this Agreement for any reason shall be without prejudice to:

            (a). the rights and obligations of the parties provided in Sections, 3.2.3, 4, 5.2 and 12;

            (b).   Microcide's right to receive all payments accrued under
                   Section 3; or

            (c).   any other remedies which either party may otherwise have.

10. Representations and Warranties. Microcide and Pfizer each represents and warrants as follows:

       10.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of California and Delaware, respectively, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

       10.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or bylaws, or (c) as of the Effective Date, result in a breach of or constitute a material default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

       10.3 This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

       10.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

       10.5 To the best of its knowledge and belief as of the Effective Date, it has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program.

11. Covenants of Microcide and Pfizer Other Than Reporting Requirements. Throughout the Contract Period, Microcide and Pfizer each shall:

       11.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

       11.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

12. Indemnification. Pfizer will indemnify, defend and hold Microcide and its Affiliates and their respective directors, officers, employees and agents (the "Microcide Indemnities") harmless from and against any damages, liabilities, settlements, costs, legal fees and other expenses incurred in connection with a claim against the Microcide Indemnitees based on any action or omission of Pfizer, its agents or employees related to the obligations of Pfizer under this Agreement; provided, however, that the foregoing shall not apply (i) to any part of the claim which is found in a final judgment to be based upon the negligence, recklessness or willful misconduct of Microcide, or (ii) if Microcide fails to give Pfizer prompt notice of any claim it receives within fifteen (15) days of such receipt and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, that a Microcide Indemnitee shall have the right to retain its own counsel, if representation of such Microcide Indemnitee by the counsel retained by Pfizer would be inappropriate due to actual or potential differing interests between Pfizer and any other party represented by such counsel in such proceeding.

13. Notices. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follow, or to such other address as may be designated from time to time:

If to Pfizer: To Pfizer at its address as set forth in the beginning of this Agreement.

                        Attention: President, Central Research with copy to:
                        Office of the General Counsel

If to Microcide:        To Microcide at its address as set forth in the
                        beginning of this Agreement.
                        Attention: Chief Executive Officer with copy to:

                        Wilson, Sonsini, Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, CA 94304
                        Attention: Michael O'Donnell

Notices shall be deemed given as of the date received.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Miscellaneous.

       15.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

       15.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

       15.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

      15.4 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

       15.5 No Third Party Beneficiaries. No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

       15.6 Assignment and Successors. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

       15.7 Force Majeure. Neither Pfizer nor Microcide shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Microcide.

       15.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

       15.9 Compliance with Law. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                       PFIZER INC

                                       By: /S/ George M. Milne Jr.
                                           -------------------------------------

                                       MICROCIDE PHARMACEUTICAL, INC.

                                       By: /S/ James Rurka
                                           -------------------------------------

Cc: Pfizer Inc, Legal Division, Groton, CT 06340

Exhibit A

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  omitted portions.
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  omitted portions.
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Confidential                      EXHIBIT B                              11/4/98

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  omitted portions.

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  omitted portions.
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Confidential                        EXHIBIT C                            11/4/98

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Confidential                                                             11/4/98

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CONFIDENTIAL                                                             11/4/98

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[*]


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CONFIDENTIAL                                                             11/4/98

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CONFIDENTIAL                                                            11/04/98

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CONFIDENTIAL                                                            11/04/98

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  omitted portions.